Exhibit 5.1

May 14, 2026 Page 1

May 14, 2026

KLX Energy Services Holdings, Inc.

3040 Post Oak Boulevard, 15th Floor

Houston, TX 77056

Ladies and Gentlemen:

We have acted as counsel for KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to $250 million of (1) shares of common stock, $0.01 par value per share (the “Common Stock”); (2) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”); (3) debt securities, which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, certain of which may be convertible into or exchangeable for other securities (the “Debt Securities”); (4) warrants representing rights to purchase Common Stock or Preferred Stock (the “Warrants”); (5) units comprising one or more shares of Common Stock, Preferred Stock, Debt Securities or Warrants in any combination (the “Units”); and (6) rights to purchase shares of Common Stock or Preferred Stock (the “Rights,” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Units and the Rights, the “Company Securities”) and (b) by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 2,175,887 shares of Common Stock (the “Selling Stockholder Shares,” and together with the Company Securities, the “Securities”) issuable upon exercise of certain warrants to purchase shares of the Common Stock (the “Issued Warrants”).

We have also participated in the preparation of a Prospectus relating to the Company Securities (the “Primary Prospectus”) and a Prospectus relating to the Selling Stockholder Shares (the “Secondary Prospectus” and together with the Primary Prospectus, the “Prospectuses”), each of which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Certificate of Amendment of the Amended and Restated Articles of Incorporation of the Company, (iii) the Fourth Amended and Restated Bylaws of the Company, (iv) the resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the Registration Statement and related matters, (v) the Registration Statement, (vi) the Prospectuses, (vii) the form of the warrant agreement, dated March 12, 2025 (the “2025 Warrant

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Vinson & Elkins LLP Attorneys at Law	845 Texas Ave, Suite 4700
Austin Brussels Dallas Denver Dubai Dublin Houston London	Houston, TX 77002
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May 14, 2026 Page 2

Agreement”), (viii) the form of the warrant agreement, dated March 6, 2026 and March 11, 2026 (the “2026 Warrant Agreement” and together with the 2025 Warrant Agreement, the “Warrant Agreements”) and (ix) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In addition, we have reviewed such questions of law as we considered appropriate.

In connection with this opinion, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and a prospectus supplement to the applicable Prospectus, (vii) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (viii) one or more prospectus supplements to the applicable Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby; (ix) at the time of any offering or sale of Company Securities, that the Company will have at least such number of Securities authorized, created and, if appropriate, reserved for issuance; and (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.

With respect to the Company’s shares of Common Stock, when both (A) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein and as contemplated by the Registration Statement, the Primary Prospectus and the related Prospectus supplement (if any), then the shares of Common Stock will be validly issued, fully paid, and nonassessable;

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May 14, 2026 Page 3

2.

With respect to the Company’s shares of any series of Preferred Stock, when both (A) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the shares of the series; the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the voting powers, designations, preferences, rights and qualifications, limitations and restrictions of the series and the filing of a certificate of designations with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the Delaware General Corporation Law (the “DGCL”), and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock have been properly issued) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration thereof (not less than the par value of the Preferred Stock) provided for therein and as contemplated by the Registration Statement, the Primary Prospectus and the related Prospectus supplement (if any), such shares of Preferred Stock will be validly issued, fully paid and non-assessable;

3.

With respect to the Company’s Debt Securities, when (A) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (B) the applicable indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (C) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (D) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (E) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated by the Registration Statement, the Primary Prospectus and the related Prospectus supplement (if any), and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable indenture;

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Vinson & Elkins LLP Attorneys at Law	845 Texas Ave, Suite 4700
Austin Brussels Dallas Denver Dubai Dublin Houston London	Houston, TX 77002
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May 14, 2026 Page 4

4.

With respect to the Company’s Warrants, when (A) the Board (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, (B) the terms of the Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (C) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or similar agreement approved by the Board and as contemplated by the Registration Statement, the Primary Prospectus and the related Prospectus supplement (if any), such Warrants will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

5.

With respect to the Company’s Units, when (A) the Board (or a committee thereof) has taken all necessary corporate action to approve and establish the terms of the Units and to approve the issuance and the terms of the offering thereof and related matters, (B) the purchase agreement for the Units has been duly authorized and validly executed by the parties thereto and (C) the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor provided therein and as contemplated by the Registration Statement, the Primary Prospectus and the related Prospectus supplement (if any), such Units will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms;

6.

With respect to the Company’s Rights, when (A) the Board (or a committee thereof) has taken all necessary corporate action to approve and establish the terms of the Rights and to approve the issuance and the terms of the offering thereof and related matters, (B) the terms of the Rights and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property and (C) the Rights have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor provided for therein and as contemplated by the Registration Statement, the Primary Prospectus and the related Prospectus supplement (if any), the Rights will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms; and

7.

The Selling Stockholder Shares proposed to be sold by the Selling Stockholders have been duly authorized, and upon exercise of the Issued Warrants in accordance with the terms of the Warrant Agreements, then upon payment of the consideration contemplated by the Warrant Agreements (not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable.

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Vinson & Elkins LLP Attorneys at Law	845 Texas Ave, Suite 4700
Austin Brussels Dallas Denver Dubai Dublin Houston London	Houston, TX 77002
Los Angeles New York Richmond San Francisco Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

May 14, 2026 Page 5

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the applicable indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions expressed herein are limited in all respects to the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectuses forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

The opinions expressed herein are given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinions expressed herein after such date or for any other reason.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

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Vinson & Elkins LLP Attorneys at Law	845 Texas Ave, Suite 4700
Austin Brussels Dallas Denver Dubai Dublin Houston London	Houston, TX 77002
Los Angeles New York Richmond San Francisco Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com